EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with Amendment No. 3 to the Annual Report of ThermoEnergy Corporation (the "Company") on Form 10-K/A for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report"), I, Teodor Klowan, Jr., CPA, Executive Vice President and Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 26, 2011

By:	/s/ Teodor Klowan, Jr.
Name: Teodor Klowan, Jr. CPA
Title: Executive Vice President and Chief Financial Officer